Exhibit 10.21

Third Amendment to
Second Amended and Restated
Loan and Security Agreement

Borrower:	On Deck Capital, Inc.
Address:	1400 Broadway, 25th Floor
New York, New York 10018

Guarantor:	ODWS, LLC
Address:	1400 Broadway, 25th Floor
New York, New York 10018

Guarantor:	ODX, LLC
Address:	1400 Broadway, 25th Floor
New York, New York 10018

Date:    October 4, 2018
This THIRD AMENDMENT TO SECOND Amended and Restated LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state chartered bank (“Lender”), the borrower named above (“Borrower”) and the guarantors named above (jointly and severally, the “Guarantor”, and together with the Lender and the Borrower, the “Parties”).
The Parties agree to amend the Second Amended and Restated Loan and Security Agreement between them, dated June 30, 2016 (as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement between the Parties, dated October 11, 2016, the Second Amendment to Second Amended and Restated Loan and Security Agreement between the Parties, dated November 17, 2016, and as further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)
1.    Added Definition of Australia Subsidiary. The definition of “Australian Subsidiary” is hereby added in Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Australian Subsidiary” means a Subsidiary organized under the laws of Australia or any territory thereof.
2.    Modified Definition of Qualified Cash. The definition of “Qualified Cash” set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Qualified Cash” means Borrower’s cash or Cash Equivalents held in (i) any operating account or investment account maintained with Lender or Lender’s Affiliates and (ii) any operating account or investment account maintained at another bank; provided that the bank (other than Lender) at which such account is held has entered into with

Lender an account control agreement covering such account, providing Lender with a first-priority security interest in such cash or Cash Equivalents, in form and substance reasonably acceptable to Lender, and that such account control agreement remains in full force and effect and no termination thereof, or closure of such account, is pending; provided further that no cash held in trust or in escrow by Borrower shall be considered Qualified Cash hereunder.
3.    Added Definition of Third Amendment. The definition of “Third Amendment” is hereby added in Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Third Amendment” means that certain Third Amendment to Second Amended and Restated Loan and Security Agreement by and between Borrower and Lender and dated approximately October 4, 2018.
4.    Maturity Date. Section 4 of the Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

4. MATURITY DATE

(Section 6.1):	January 26, 2019.
5.    Consent Regarding 2017 Australian Subsidiary Loans. Reference is hereby made to that certain Letter Agreement between Borrower and Lender dated February 23, 2017 (the “February 2017 Letter Agreement”) pursuant to which Lender consented to Borrower extending loans to On Deck Capital Australia Pty Ltd. (“On Deck Australia”), an Australian Subsidiary, in an aggregate amount not to exceed AU$15,000,000 (the “2017 Australian Subsidiary Loans”), which loans were collateralized by loans originated by On Deck Australia and which loans were to be repaid in full by On Deck Australia by December 31, 2017 and all related promissory notes terminated. Lender hereby consents to Borrower retaining in effect the promissory notes related to the 2017 Australian Subsidiary Loans provided that, following the date hereof, the amount owed by On Deck Australia or any other Australian Subsidiary thereunder shall not exceed AU$1,000,000 at any one time outstanding and provided further that such promissory notes and the loans represented thereby shall be repaid in full, and the promissory notes terminated, by December 31, 2019. This Section 5 shall be deemed effective as of December 31, 2017.

6.    Consent to Australian Subsidiary Revolving Loan. Lender hereby consents to Borrower extending a revolving loan (drawable and repayable in portions) to On Deck Australia or a wholly-owned subsidiary thereof in an aggregate amount to not exceed AU$15,000,000, which loans shall be collateralized by loans originated by On Deck Australia; provided that on or before December 31, 2019, such loans shall be repaid in full by On Deck Australia or wholly-owned subsidiary thereof (as applicable) and all related promissory notes terminated. The AU$15,000,000 is in addition to the AU$1,000,000 outstanding with respect to the 2017 Australian Subsidiary Loans.

7.    Consent to Investment in Canadian Subsidiary. Lender hereby consents to Borrower making an Investment in On Deck Capital Canada, ULC or any other Canadian Subsidiary formed in accordance with the Loan Agreement in an amount not to exceed the greater of US$15,000,000 and CA$17,000,000 in the aggregate. Such Investment shall be considered a Permitted Investment for purposes of the Loan Agreement.

8.    Condition Precedent. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)this Amendment, duly executed by Borrower and Guarantors;

(b)a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Lender; and

(c)payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts held with Lender.

9.    Fee. In consideration for Lender entering into this Amendment, Borrower shall on the date hereof pay Lender a fee in the amount of $5,000, which fee shall be non-refundable and shall be in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

10.    Representations True. Each Loan Party represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct, as of the date hereof, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such date.

11.    General Release. In consideration for Lender entering into this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, which are actually known to any Loan Party at the date hereof (collectively, the “Released Claims”). Each Loan Party represents and warrants that it has not assigned to any other Person any Released Claim.

12.    No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement, as amended hereby, or any other Loan Documents, whether or not known to Lender.

13.    Governing Law; Jurisdiction; Venue; Arbitration. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the Parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of North Carolina. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between any Loan Parties and Lender, and any and all other claims of a Loan Parties against Lender of any kind, shall be brought only in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, and each consents to the jurisdiction of any such court, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against any Loan Parties in the courts of any other jurisdiction. Each Loan Party consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in this Amendment or by any other method permitted by law. If the jury waiver set forth in Section 15 below, is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Amendment, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the Parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the Parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, Lender and the Loan Parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

14.    General Provisions. Each Loan Party hereby ratifies and reaffirms its guarantee and grant of security interests and liens (as applicable) and confirms and agrees that such security interests and liens hereafter secure all of the Obligations under the Loan Documents, as amended hereby. Each Loan Parties hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement, as amended hereby, and all other Loan Documents. This Amendment, the Loan Agreement, as amended hereby, any prior written amendments to the Loan Agreement signed by Lender and the Loan Parties, and the other written documents and agreements between Lender and the Loan Parties set forth in full all of the representations and agreements of the Parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the Parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, as amended hereby, and all other documents and agreements between Lender and the Loan Parties shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different Parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.

15.    Mutual Waiver of Jury Trial. THE PARTIES EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR ANY LOAN PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Borrower: ON DECK CAPITAL, INC. By /s/ Kenneth A. Brause Title Chief Financial Officer	Lender: PACIFIC WESTERN BANK By /s/ John Wroton Title Senior Vice President
Guarantor: ODWS, LLC By /s/ Kenneth A. Brause Title Officer
Guarantor: ODX, LLC By /s/ Cory Kampfer Title Officer